For Further Information Contact:
Elaine D. Crowley
Sr. Vice President, Chief Financial Officer
(817) 347-8200

BOMBAY ANNOUNCES FOURTH QUARTER
AND FISCAL 2006 OPERATING RESULTS

Company Exploring Strategic Alternatives for Enhancing Shareholder Value

FOR IMMEDIATE RELEASE - March 22, 2007

FORT WORTH, TEXAS - The Bombay Company, Inc. (NYSE-BBA) announced operating results for the fourteen and fifty-three week periods ended February 3, 2007 compared to the thirteen and fifty-two week periods ended January 28, 2006. Net sales for the quarter and year included the additional week; however comparable store sales calculations are based upon the comparable fourteen and fifty-three week periods.

FOURTH QUARTER RESULTS

Revenue for the fourteen weeks ended February 3, 2007 increased 0.7% to $188.2 million compared to $186.9 million for the thirteen week period ended January 28, 2006. Same store sales for Bombay stores operating for more than one year decreased 3.1% for the quarter. Revenue from retail stores declined to $174.5 million from $177.7 million due to the decrease in same store sales and a lower store count. Bombay’s direct-to-customer business, which includes Internet and Mail Order, grew to $13.4 million for the period compared to $8.8 million last year, driven primarily by the increase in Internet sales.

Gross margin for the quarter, defined as revenue less cost of goods sold including buying and occupancy costs, increased $2.9 million to $55.1 million or 29.3% of revenue compared to $52.2 million or 27.9% of revenue for the prior year’s quarter. Product margins increased 60 basis points due to improved leverage on logistics costs. Occupancy costs declined 60 basis points due to reduced rents and related expenses on a lower store base while buying costs declined 20 basis points due to cost reduction efforts during the year.

Results for the fourth quarter of Fiscal 2006 include a $10.2 million charge for asset impairments comprised of $9.8 million associated with underperforming stores and $0.4 million associated with goodwill. During Fiscal 2005, the Company recorded a $5.9 million impairment charge relating to underperforming stores.

Selling, general and administrative costs declined $4.7 million compared to the fourth quarter of Fiscal 2005 primarily due to lower advertising costs as the Company shifted its marketing focus to email marketing and reduced its reliance on other marketing vehicles.

Income before income taxes for the quarter ended February 3, 2007 was $1.4 million compared to a loss of $1.5 million for the quarter ended January 28, 2006. Income tax expense for the quarter was an expense of $3.1 million relating to the Company’s Canadian and state tax liabilities compared to the prior year expense of $23.6 million which related to the establishment of a valuation allowance against the Company’s federal deferred tax assets.

The net loss for the quarter ended February 3, 2007 was $1.7 million, or $0.05 per share, compared to a net loss of $25.1 million, or $0.69 per share, for the corresponding period of the prior year.

FISCAL 2006 RESULTS

For the 53-week period ended February 3, 2007, revenue decreased 5.1% to $536.3 million compared to $565.1 million for the corresponding period of the prior year. Revenue from retail stores declined to $498.6 million from $531.8 million as a result of a 5.4% decline in same store sales and the reduced store count. Revenue from Bombay’s direct-to-customer business grew to $34.6 million for the 53-week period compared to $24.0 million in the year-ago 52-week period, primarily due to higher Internet sales. Results for the fiscal year ended January 28, 2006 include $6.9 million of revenue from Bailey Street operations, the assets of which were sold during the second quarter of Fiscal 2005.

Gross margin for Fiscal 2006 declined $15.5 million due to lower sales and a 160 basis point decline in the gross margin rate to 22.4% of revenue from 24.0% of revenue. Product margins declined 120 basis points due to increased levels of promotional activity, particularly during the first half of the year, along with higher direct-to-customer shipping costs as Internet became a more significant part of the business. Buying and occupancy costs declined $3.8 million compared to last year but increased 40 basis points due to deleveraging of costs on the lower sales volumes. FY 2006 includes $10.2 million of asset impairment charges compared to $5.9 million in Fiscal 2005.

Selling, general and administrative expenses were $8.6 million lower primarily due to lower advertising costs in the second half of the year as the Company focused on email marketing and reduced its reliance on other marketing vehicles.

The loss before income taxes for the fiscal year ended February 3, 2007 was $50.7 million compared to $34.8 million for the fiscal year ended January 28, 2006 which included $4.7 million of gains on sales of the non-operating land and building and the Bailey Street assets.

Income tax expense for the fiscal year was an expense of $2.0 million relating to the Company’s Canadian and state tax liabilities compared to the prior year expense of $12.0 million, which related to the establishment of a valuation allowance against the Company’s federal deferred tax assets. No benefit has been recorded during either period for federal income tax losses.

The net loss for the fiscal year ended February 3, 2007 was $52.8 million, or $1.46 per share, compared to a net loss of $46.7 million, or $1.29 per share, for the prior fiscal year.

Inventory levels were $138.1 million compared to $128.7 million because of an increased focus on ensuring that we are in stock on key SKUs and increasing levels to support higher unit sales for FY 2007. As a result of continuing losses and higher inventory levels, the Company ended the quarter with $39.3 million in borrowings outstanding under its credit facility compared to no borrowings as of year end Fiscal 2005.

During the fourth quarter, Bombay opened 4 stores and closed 16 stores ending the year with 441 stores including 195 in malls, 199 off-mall and 47 outlet locations. During FY 2007, the Company expects to close 75 stores including 33 KIDS locations currently part of combination stores. The Company plans to continue to rationalize its store base, migrating stores to off-mall locations upon their lease expiration where the existing mall leases cannot be renewed at economic rental rates, and close unprofitable locations. The Company has recently engaged DJM Realty, LLC, a provider of strategic real estate solutions, to assist with landlords negotiations for early lease terminations and restructuring of existing lease terms.

The Company announced that while it was encouraged with the results of its cost cutting and restructuring initiatives that were put in place during the first half of Fiscal 2006, the difficult retail environment has resulted in continuing losses and declining cash flow. The Company announced that it has engaged William Blair & Company to explore strategic alternatives that would provide additional liquidity to enable the Company to achieve its long term goals and return to positive cash flow.

David B. Stewart, Chief Executive Officer, stated: “Although we are disappointed with our 2006 financial results, we are very pleased with our accomplishments during the year, which included renegotiating lending agreements, restructuring for cost reductions and efficiency, and continued strong growth in our Direct-to-Customer business. Our increased fourth quarter revenues are reflective of these efforts and encouraging in light of the continuing difficult conditions in the retail sector. It is particularly noteworthy that we were able to grow our fourth quarter sales with a reduced marketing spend. Our current focus is on continued execution of our stabilization plan to return the Company to positive cash flow and improved operations.”

INVESTOR CONFERENCE CALL

In conjunction with this release, you are invited to listen to Bombay’s conference call with management that will be conducted on Thursday, March 22, 2007 at 10:00 a.m. Central Time. Please note that, due to on-going activities with its investment banking firm, there will be no question and answer session on the conference call. Interested parties should dial 212-676-4900 ten minutes prior to the start time. The reservation number is 21323976. The call will also be broadcast live over the Internet at www.bombaycompany.com. For those who are unable to listen to the live broadcast, a telephone replay will be available for 72 hours beginning at 12:00 p.m. Central Time at 800-633-8284. The call will also be available for replay for 45 days on the investor relations page of the Bombay website.

The Bombay Company, Inc. designs, sources and markets a unique line of home accessories, wall décor and furniture through 441 retail outlets, specialty catalogs and the Internet in the U.S. and internationally.

The financial information contained in this release is subject to completion of an audit and filing of the Company’s Annual Report on Form 10-K for the year ended February 3, 2007 with the Securities and Exchange Commission (“SEC”), and therefore these results are subject to future correction and revision.

Any statements in this press release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Those risks are described in the Company's public announcements, reports to stockholders and SEC filings, including but not limited to Reports on Forms 10-K, 8-K and 10-Q, copies of which are available from the SEC or may be obtained upon request from the Company. The Company undertakes no obligation to revise the forward-looking statements contained therein to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

* * *

THE BOMBAY COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	February 3,	January 28,	February 3,	January 28
	2007	2006	2007	2006

Net revenue.....................................................................................	$188,165	$186,854	$536,325	$565,074
Costs and expenses:
Cost of sales, buying and store
occupancy costs ...........................................................................	133,104	134,713	415,914	429,176
Asset impairment expense............................................................	10,181	5,936	10,181	5,936
Selling, general & administrative expenses................................	42,439	47,113	158,464	167,044
Gain on sale of assets....................................................................	--	--	--	(560)

Operating income (loss)................................................................	2,441	(908)	(48,234)	(36,522)
Gain on sale of non-operating assets.........................................	--	--	--	4,130
Interest expense, net.....................................................................	(1,050)	(569)	(2,514)	(2,369)

Income (loss) before income taxes..............................................	1,391	(1,477)	(50,748)	(34,761)
Income tax expense........................................................................	(3,074)	(23,578)	(2,033)	(11,970)
Net loss...........................................................................................	($1,683)	($25,055)	($52,781)	($46,731)

Net loss per basic & diluted share..............................................	($0.05)	($0.69)	($1.46)	($1.29)

Avg. common shares outstanding..............................................	36,280	36,385	36,146	36,223

Avg. common shares outstanding and dilutive potential common shares..............................................................................	36,280	36,385	36,146	36,223

Other Selected Financial and Operating Data
Capital expenditures (net).............................................................	$4,805	$4,283	$13,946	$23,365
Depreciation & amortization (incl. impairment).........................	$14,304	$11,086	$28,088	$25,102

Stores opened................................................................................	4	12	19	41
Stores closed..................................................................................	16	8	76	45

Store composition:
Bombay core .................................................................................	357	388
Outlet..............................................................................................	47	48
KIDS................................................................................................	37	62
Total.................................................................................................	441	498

Total Combination format stores.................................................	33	58
Total store square footage (in thousands).................................	1,961	2,042

THE BOMBAY COMPANY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	February 3,	January 28,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents............................................................................	$1,406	$4,015
Inventories.......................................................................................................	138,148	128,719
Other current assets.......................................................................................	22,050	14,846
Total current assets......................................................................................	161,604	147,580

Property and equipment, net.............................................................................	71,812	84,651

Deferred taxes......................................................................................................	587	456
Goodwill, net........................................................................................................	--	423
Other assets.........................................................................................................	4,114	5,631
Total assets....................................................................................................	$238,117	$238,741

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank borrowings.............................................................................................	$39,265	$--
Accounts payable and accrued expenses..................................................	38,546	29,176
Gift certificates redeemable............................................................................	9,077	9,224
Accrued payroll and bonuses......................................................................	4,613	6,219
Accrued insurance..........................................................................................	5,058	5,178
Customer deposits..........................................................................................	5,529	4,526
Current portion of accrued rent....................................................................	4,144	3,871
Other current liabilities...................................................................................	7,677	5,834
Total current liabilities..................................................................................	113,909	64,028

Accrued rent and other long term liabilities....................................................	40,019	38,976

Stockholders' equity:
Preferred stock, $1 par value, 1,000,000 shares authorized	--	--
Common stock, $1 par value, 50,000,000
shares authorized, 38,149,646 shares issued..............................................	38,150	38,150
Additional paid-in capital...............................................................................	80,391	79,817
Retained earnings (deficit).............................................................................	(29,111)	23,669
Accumulated other comprehensive income................................................	1,633	2,077
Common shares in treasury, at cost,
1,713,151 and 1,715,066 shares, respectively.............................................	(6,874)	(7,038)
Deferred compensation..................................................................................	--	(938)
Total stockholders' equity............................................................................	84,189	135,737

Total liabilities and stockholders' equity..........................................................	$238,117	$238,741

THE BOMBAY COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands, except per share amounts)
(Unaudited)
	Fiscal Year Ended
	February 3,	January 28
	2007	2006

Cash flows from operating activities:
Net loss..............................................................................................................................	($52,781)	($46,731)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization..................................................................................	15,875	16,181
Amortization................................................................................................................	2,032	2,175
Asset impairment charges.........................................................................................	10,181	5,936
Stock-based compensation expense.......................................................................	1,182	1,496
Gain on sale of assets...............................................................................................	--	(4,690)
Landlord Allowance Amortization..........................................................................	(3,521)	(2,848)
Deferred taxes and other...........................................................................................	280	12,112
Change in assets and liabilities:
(Increase) decrease in inventories...........................................................................	(10,005)	17,263
(Increase) decrease in other assets.........................................................................	(7,242)	6,953
Increase (decrease) in current liabilities.................................................................	2,198	(6,676)
Increase in noncurrent liabilities.............................................................................	466	1,136
Landlord construction allowances..............................................................................	4,589	8,435
Net cash provided by (used in) operating activities.................................................	(36,746)	10,742

Cash flows from investing activities:
Purchases of property and equipment....................................................................	(13,987)	(22,519)
Proceeds from sale of assets and other..................................................................	41	6,031
Net cash used in investing activities............................................................................	(13,946)	(16,488)

Cash flows from financing activities:
Net bank borrowings.................................................................................................	39,265	--
Increase in outstanding checks in excess of cash balances...............................	8,496	--
Proceeds from the exercise of employee stock options.......................................	3	692
Sale of stock to employee benefit plans and other................................................	150	287
Net cash provided by financing activities....................................................................	47,914	979

Effect of exchange rate change on cash and cash equivalents.....................................	168	(386

Net decrease in cash and cash equivalents......................................................................	(2,610)	(5,153)
Cash and cash equivalents at beginning of period.........................................................	4,015	9,168
Cash and cash equivalents at end of period....................................................................	$1,405	$4,015

Supplemental disclosure of cash flow information:
Interest paid......................................................................................................................	$2,667	$2,410
Income taxes refunded ...................................................................................................	867	2,618
Non-cash investing and financing activities:
Distributions of restricted stock....................................................................................	194	183
Cancellations of restricted stock...................................................................................	214	58
Distribution of director fees...........................................................................................	2,461	160